Exhibit 10.4

AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT, dated as of March 12, 2012 (the “Amendment”), by and between CommonWealth REIT, a Maryland real estate investment trust (the “Company”) and Reit Management & Research LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Manager are parties to an Amended and Restated Business Management Agreement, dated as of November 1, 2011 (the “Business Management Agreement”); and

WHEREAS, the Company and the Manager wish to amend certain provisions of the Business Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       The definition of “Annual Average Invested Capital” in Clause (c)(ii) of Section 10 is hereby amended to delete the reference to “the Company’s former subsidiary” included therein and replace it with “the Company’s former wholly owned subsidiaries” and to add immediately after the reference to “Government Properties Income Trust (“GOV”)” included therein the following language: “and, with respect to periods following the completion of the initial public offering of common shares of beneficial interest of Select Income REIT (the “SIR IPO”), Select Income REIT (“SIR”)”.

2.                                       The definition of “FFO Per Share” in Clause (c)(iii) of Section 10 is hereby amended to (1) add immediately preceding the reference to “including the Company’s pro rata share of the funds from operations” in subclause (x) a reference to subpart “(A)”; (2) delete the current reference to subpart “(A)” in subclause (x) that immediately precedes the “any unconsolidated subsidiary” reference and replace it with a reference to subpart “(I)”; (3) delete the current reference to subpart “(B)” in subclause (x) that immediately precedes the reference to “any entity for which the Company accounts by the equity method of accounting” and replace it with a reference to subpart “(II)”; (4) add immediately preceding the reference to “but not including (C) any income, loss or funds from operations,” in subclause (x) a reference to subpart “(B)” and delete the reference to subpart “(C)” included therein; (5) add in immediately after the reference to “equity investment in GOV” in new subpart (B) of subclause (x) the following language: “or, with respect to periods following the completion of the SIR IPO, SIR”; (6) add immediately after the reference to “Common Shares outstanding on a fully diluted basis during such fiscal year” in subclause (y) the following language: “, provided that, for purposes of determining the Incentive Fee, FFO Per Share shall not include any income, loss or funds from operations for the Company’s 2011 and 2012 fiscal years that are attributable to the assets contributed to SIR or its subsidiaries by the Company or its subsidiaries prior to the completion of the SIR IPO”; and (7) delete the references to

“preferred shares” in new subpart (B) of subclause (x) and replace such references with “preferred share”.

3.                                       The last sentence of clause (c) of Section 10 is hereby amended to delete the reference to “shall not constitute a subsidiary of the Company or its subsidiaries” included therein and replace it with the following language: “and, with respect to periods following the completion of the SIR IPO, SIR and its subsidiaries, shall not be considered to be subsidiaries of the Company or the Company’s subsidiaries”.

4.                                       The first sentence of clause (a) of Section 13 is hereby replaced in its entirety to read as follows:

Subject to the Company’s Declaration of Trust and Bylaws, the Company hereby agrees with the Manager that if the Company or any of its subsidiaries determines to offer, directly or indirectly, for sale or other disposition arrangement (each a “Sale”) any real property that, at such time, is of a type within a principal investment focus of another real estate investment trust to which the Manager at such time provides business management or property management services (such other company, a “RMR Managed Company”), then prior to offering such real property for Sale to any other person, the Company shall provide notice of such proposed Sale to such RMR Managed Company, describing such proposed Sale in sufficient detail (including expected pricing, payment or lease terms, closing date and other material terms) and offering such RMR Managed Company the right to purchase or lease such real property, and shall negotiate in good faith with such RMR Managed Company for such purchase or lease.

5.                                       The parenthetical in the third sentence of Section 17 is hereby replaced in its entirety to read as follows:

(including, as of the date of this Agreement, Hospitality Properties Trust, GOV, Senior Housing Properties Trust, SIR, Five Star Quality Care, Inc. and TravelCenters of America LLC)

6.                                       The reference in Section 21 to HRPT Properties Trust is hereby replaced with COMMONWEALTH REIT.

7.                                       This Amendment shall be effective as of the day and year first written above.  Except as amended hereby, and as so amended, the Business Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

8.                                       The provisions of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

9.                                       This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Amended and Restated Business Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer and Chief Financial Officer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title: President